Exhibit 99.3
FERGUSON PLC
SECOND QUARTER DIVIDEND 2023
NOTICE OF DIVIDEND CURRENCY EXCHANGE RATE

On March 7, 2023, Ferguson plc (NYSE: FERG; LSE: FERG) (the "Company") announced its intention to pay a quarterly dividend of $0.75 per share (“Q2 Dividend”).

Eligible shareholders will receive their dividends in US dollars (“USD”), unless an election to receive dividends in pounds sterling (“GBP”) is completed and registered with the Company’s registrars. The deadline for the currency election in respect of the Q2 Dividend, was April 5, 2023, and was communicated to shareholders on March 7, 2023.

Set out below is the currency exchange rate for shareholders who will receive the Q2 Dividend in GBP. The GBP dividend per share figure has been rounded down to the nearest pence:

Dividend declared in USD	Exchange rate (GBP/USD)	Dividend to be paid for shareholders receiving dividends in GBP
$0.75 per share	1.2516	£0.59 per share

The Q2 Dividend will be paid on May 5, 2023, to shareholders who were on the register as at 8:00pm (ET) on March 17, 2023.

Inquiries:

Kate McCormick, Company Secretary	Tel:	+44 (0) 118 927 3827
Brian Lantz, Vice President IR and Communications	Mobile:	+1 224 285 2410